                                                                                                Exhibit 10.107

                                                Execution Copy

                                        RECEIVABLES PURCHASE AGREEMENT

                                        dated as of December 23, 2002

                                                     Among

                                          RAINIER RECEIVABLES, INC.,
                                                  as Seller,

                                           PUGET SOUND ENERGY, INC.,
                                                 as Servicer,

                                     JUPITER SECURITIZATION CORPORATION,

                                   THE FINANCIAL INSTITUTIONS PARTY HERETO

                                                     and

                                     BANK ONE, NA (MAIN OFFICE CHICAGO),
                                                   as Agent

                                        RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement dated as of December 23, 2002, is among Rainier Receivables,
Inc., a Washington corporation ("Seller"), Puget Sound Energy, Inc., a Washington corporation ("PSE"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit") and Bank
One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder
(together with its successors and assigns hereunder, the "Agent").  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                                            PRELIMINARY STATEMENTS

         Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

         Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

         In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time.  In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms of the Liquidity
Agreement.

         Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of
Conduit and the Financial Institutions in accordance with the terms hereof.

ARTICLE I
                                            PURCHASE ARRANGEMENTS

Section 1.1       Purchase Facility.

(a)      Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign
Purchaser Interests to the Agent for the benefit of one or more of the Purchasers.  In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial
Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

(b)      Seller may, upon at least 15 Business Days' prior written notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit;
provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

Section 1.2       Increases.  Seller shall provide the Agent with at least two Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice").  Each Purchase
Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 and in additional increments of $100,000), the date of purchase, the account number and bank name to which the proceeds of the
Incremental Purchase are to be remitted (the "Designated Account"), and, in the case of an Incremental
Purchase to be funded by the Financial Institutions, the requested Bank Rate and Tranche Period.  Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase.  If
Conduit declines to make a proposed purchase, the Agent shall so notify Seller and Seller may cancel the
Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser
Interest will be made by the Financial Institutions.  On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial
Institutions, as applicable, shall deposit to the Designated Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase
Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the
Financial Institutions are purchasing.

Section 1.3       Decreases.  Seller shall provide the Agent with prior written notice in conformity with the
Required Notice Period and substantially in the form of Exhibit XI (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections.  Such Reduction Notice shall designate (i) the date upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable
Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the
Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the
"Aggregate Reduction").  Only one (1) Reduction Notice shall be outstanding at any time.  No Aggregate
Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

Section 1.4       Payment Requirements.  All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than
12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before
12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day.  If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1
Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent.  All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee
Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II
                                           PAYMENTS AND COLLECTIONS

Section 2.1       Payments.  Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by
Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee,  in connection with servicing, administering and collecting the Receivables, provided, that so long as PSE shall act as Servicer hereunder,
Seller may pay such Servicer costs and expenses directly to PSE, (viii) all Broken Funding Costs and (ix)
all Default Fees (collectively, the "Obligations").  If any Person fails to pay or make any deposit of any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid.  Notwithstanding the foregoing, no provision of this Agreement, the Fee Letter or any other
Transaction Document shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.  If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the
Purchasers and the Agent.

Section 2.2       Collections Prior to Amortization.  Prior to the Amortization Date, any Collections and/or
Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.
If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the
Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of
Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection and Deemed Collection received by the Servicer that is part of any Purchaser
Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.  On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1)
first, to reduce unpaid Obligations, second, to reduce the Capital of all Purchaser Interests of Terminating
Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage and third, to reduce Aggregate Capital in an amount, if any necessary, so that the aggregate of the Purchaser Interests does not exceed the Applicable Maximum Purchaser Interest, applied ratably in accordance with the Pro Rata Shares.  If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the
Agent's account no later than 12:00 noon. (Chicago time) to the extent required to fund any Aggregate
Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the
Servicer to Seller on such Settlement Date.  Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of its becoming a Terminating Financial Institution in accordance with Section 12.3 (the "Termination Date") until such Terminating Financial Institution's Capital shall be paid in full.  This ratable portion shall be calculated on the Termination Date of each Terminating
Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination
Date (the "Termination Percentage").  Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date.  On and after the Amortization Date, each Termination
Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

Section 2.3       Collections Following Amortization.  On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount of funds of Seller for the payment of any Aggregate Unpaids owed by Seller and not previously paid by Seller in accordance with Section 2.1.  On and after the
Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser
Interest and any other Aggregate Unpaids.

Section 2.4       Application of Collections.  If there shall be insufficient funds on deposit for the
Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3
(as applicable), the Servicer shall distribute funds:

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing
         Fee, if Seller or one of its Affiliates is not then acting as the Servicer,

                  second, to the reimbursement of the Agent's costs of collection and enforcement of this
         Agreement,

                  third, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

                  fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital
(without regard to any Termination Percentage),

                  fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

                  Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5       Payment Rescission.  No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6       Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the
Purchasers shall at no time exceed in the aggregate the Applicable Maximum Purchaser Interest.  If the aggregate of the Purchaser Interests of the Purchasers exceeds the Applicable Maximum Purchaser Interest at any time, Seller shall pay to the Agent within (i) at any time a Monthly Reporting Period is in effect, two
(2) Business Days, and (ii) at any time a Daily or Weekly Reporting Period is in effect, one (1) Business
Day, an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that, after giving effect to such payment, the aggregate Purchaser Interests equal or is less than the Applicable
Maximum Purchaser Interest.

Section 2.7       Clean Up Call.  In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original
Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding
Purchaser Interests.  The purchase price in respect thereof shall be an amount equal to the Aggregate
Unpaids through the date of such repurchase, payable in immediately available funds.  Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

ARTICLE III
                                               CONDUIT FUNDING

Section 3.1       CP Costs.  Seller shall pay CP Costs with respect to the Capital associated with each
Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding.  Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser
Interest represents in relation to all assets held by Conduit and funded substantially with Pooled
Commercial Paper.

Section 3.2       CP Costs Payments.  On each Interest Payment Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3       Calculation of CP Costs.  On the 3rd Business Day immediately preceding each Interest
Payment Date, Conduit shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

ARTICLE IV
                                        FINANCIAL INSTITUTION FUNDING

Section 4.1       Financial Institution Funding.  Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof.  Until Seller gives notice to the Agent of another Bank Rate in accordance with Section 4.4, the initial Bank Rate for any Purchaser Interest transferred to the Financial
Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.  If the Financial
Institutions acquire by assignment from Conduit any Purchaser Interest pursuant to the Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

Section 4.2       Yield Payments.  On the Interest Payment Date for each Purchaser Interest of the Financial
Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

Section 4.3       Selection and Continuation of Tranche Periods.

(a)      With consultation from the Agent, Seller shall from time to time request Tranche Periods for the
Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche
Period shall end on the date specified in clause (A) of the definition of Interest Payment Date.

(b)      Seller or the Agent, upon notice to and consent by the other  (which consent shall not be unreasonably withheld) received at least three (3) Business Days prior to the end of a Tranche Period (the
"Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating
Tranche:  (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such
Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser
Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a
Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

Section 4.4       Financial Institution Bank Rates.  Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions.  Seller shall by 12:00 noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the
LIBO Rate is being requested as a new Bank Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Bank
Rate, give the Agent irrevocable notice of the new Bank Rate for the Purchaser Interest associated with such
Terminating Tranche.   Until Seller gives notice to the Agent of another Bank Rate, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

Section 4.5       Suspension of the LIBO Rate.  If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at the
LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the
Agent shall suspend the availability of the LIBO Rate and require Seller to select the Prime Rate for any
Purchaser Interest accruing Yield at the LIBO Rate, and the then current Tranche Period for such Purchaser
Interest shall thereupon be terminated.

ARTICLE V
                                        REPRESENTATIONS AND WARRANTIES

Section 5.1       Representations and Warranties of The Seller Parties.  Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each
Incremental Purchase and the date of each Reinvestment that:

(a)      Corporate Existence and Power.  Such Seller Party is (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.

(b)      Power and Authority; Due Authorization, Execution and Delivery.  Such Seller Party has all
necessary corporate power and authority to execute and deliver this Agreement and each other Transaction
Document to which it is a party, and to perform its obligations hereunder and thereunder and, in the case of
Seller, to use the proceeds of purchases made hereunder.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, the use of the proceeds of purchases made hereunder have been duly authorized by all necessary corporate action on the part of such Seller Party; and
this Agreement and each other Transaction Document to which such Seller Party is a party has been duly and validly executed and delivered by such Seller Party.

(c)      No Conflict.  None of the execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, nor the performance of its obligations hereunder and thereunder will conflict with or result in a breach of, or a default under, or require any consent under,
(i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any agreement or instrument to which it is a party or by which it or any of its property is bound or subject, or (iv) any order, writ, judgment, injunction or decree of any court or governmental authority or agency binding on or affecting it or its property, and will not result in or require the creation or imposition of any Adverse Claim upon any of the revenues or assets of such Seller Party or its Subsidiaries
(except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)      Governmental Authorization.  Other than the filing of the financing statements required hereunder and the approval of the Washington Utilities and Transportation Commission (which Servicer has obtained), no authorizations, approvals or consents of, and no notices to, or filings or registrations with, any governmental authority or regulatory authority or agency (other than informational filings) are necessary for the execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder or for the validity or enforceability hereof or thereof.

(e)      Actions, Suits.  There are not, in any court or before any arbitrator of any kind or before or by any governmental body, any actions, suits or proceedings pending or, to such Seller Party's knowledge, threatened against or affecting such Seller Party or any of its respective businesses or properties except for actions, suits or proceedings (i) that exist as of the date of this Agreement and are disclosed in PSE's
Annual Report on Form 10-K for the year ended December 31, 2001, PSE's Quarterly Reports on Form 10-Q for
the quarters ended March 31, 2002, June 30, 2002 or September 30, 2002 or on Schedule D and (ii) which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Such Seller
Party is not in default with respect to any order of any court, arbitrator or governmental body, which default could reasonably be expected to have a Material Adverse Effect.

(f)      Binding Effect.  This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such
Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors'
rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)      Accuracy of Information.  No information, exhibit or report furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers in connection with the negotiation of, or compliance with, this Agreement (including any Monthly Report, Weekly Report or Daily Report) or any of the other Transaction
Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h)      Use of Proceeds.  Such Seller Party is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock, as defined in Regulation U promulgated by the Board of Governors of the
Federal Reserve System from time to time, and no part of the proceeds of any purchase hereunder will be used to buy or carry any margin stock.  No part of the proceeds of any purchase hereunder will be used to acquire stock of any corporation the board of directors of which has publicly stated its opposition to such acquisition or fails to endorse such acquisition.

(i)      Good Title.  Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related
Security.

(j)      Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the
UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the
Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k)      Jurisdiction of Organization; Places of Business and Locations of Records.  The jurisdiction of organization, principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.1(h) and/or Section 14.4(a) has been taken and completed.  Such Seller Party's organizational number assigned to it by its jurisdiction of organization and such Seller Party's Federal
Employer Identification Number are correctly set forth on Exhibit III.  Such Seller Party has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) changed its
"location" (within the meaning of Section 9-307 of the UCC as in effect in all applicable jurisdictions), or
(iv) become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC as in effect in all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other
Person.  Such Seller Party has not changed its jurisdiction of organization.  Seller is a Washington corporation and is a "registered organization" (within the meaning of Section 9-102 of the UCC as in effect in the State of Washington).

(l)      Collections.  The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box or P.O. Box, are listed on Exhibit IV.  Seller has not granted any Person, other than the
Agent as contemplated by this Agreement, dominion and control or "control" (within the meaning of Section
9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account, or the
right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event.  Each Seller Party has taken all steps necessary to ensure that the Agent has
"control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all
Collection Accounts.  Such Seller Party has the ability to identify, within one Business Day of receipt or deposit, all amounts that are received in any Lock-Box or P.O. Box or deposited to any Collection Account as constituting Collections or non-Collections.  Except for proceeds of Excluded Receivables (which shall be electronically swept or otherwise transferred out of such Collection Account within 1 Business Day of being deposited therein in accordance with Section 7.1(j)), no funds other than the proceeds of Receivables are deposited to any Collection Account.

(m)      Material Adverse Effect.  (i) The initial Servicer represents and warrants that since December 31,
2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party, and (ii)
Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n)      Names.  In the past five (5) years, Seller has not used any corporate or other names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)      Ownership of Seller.  Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim.  Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

(p)      PUHCA; Investment Company Act.  Such Seller Party is a wholly-owned Subsidiary of Puget Energy,
Inc., a public utility holding company under the Public Utility Holding Company Act of 1935, as amended
("PUHCA"), which is exempt from regulation under PUHCA and the Securities and Exchange Commission's ("SEC")
rules thereunder (except for regulation under Section 9(a)(2) of PUHCA) pursuant to Section 3(a)(1) and SEC
Rule 2 under PUHCA.  Such Seller Party is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or any successor statute.

(q)      Compliance with Law.  Such Seller Party has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property, except for any failure to comply with any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices or privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r)      Compliance with Credit and Collection Policy.  Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except as permitted under Section 7.2(c) and as to which the Agent has been notified, and if applicable, as to which the Agent has consented, in each case, in accordance with Section 7.1(a)(vii).

(s)      Payments to Originator.  With respect to each Receivable transferred to Seller under the
Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the
Federal Bankruptcy Code.

(t)      Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)      Eligible Receivables.  Each Receivable included in the Net Receivables Balance as an Eligible
Receivable was an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement.

(v)      Net Receivables Balance.  Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves, plus (iii) the Seller's Interest.

(w)      Accounting.  The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

(x)      Identification of Receivables.  Each Seller Party identifies the receivables purchased (or purported to be purchased) by Seller under the Receivables Sale Agreement and in which an interest is transferred (or purported to be transferred) hereunder on  its books and records (including any accounting system) with the account code "FERC 142 Account Receivable."

Section 5.2       Financial Institution Representations and Warranties.  Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

(a)      Existence and Power.  Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b)      No Conflict.  The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets.  This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c)      Governmental Authorization.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

(d)      Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of such
Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
                                           CONDITIONS OF PURCHASES

Section 6.1       Conditions Precedent to Initial Incremental Purchase.  The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B, (b) the Agent shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and the Fee Letter, and (c) Seller shall have marked its books and records with a legend satisfactory to the Agent identifying the Agent's interest in the Receivables, Related Security and
Collections.

Section 6.2       Conditions Precedent to All Purchases and Reinvestments.  Each purchase of a Purchaser
Interest hereunder and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of
Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by
Seller that such statements are then true):

                  (i)      the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                  (ii)     no event has occurred and is continuing, or would result from such Incremental
Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a
Potential Amortization Event; and

                  (iii)    the Aggregate Capital does not exceed the Purchase Limit and the aggregate
Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any
Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of
Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment.  The failure of
Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII
                                                  COVENANTS

Section 7.1       Affirmative Covenants of The Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller
Party hereby covenants, as to itself, as set forth below:

(a)      Financial Reporting.  Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

(i)      Annual Reporting.  As soon as available and in any event within 120 days after the end of each fiscal year of PSE, (i) a copy of the Annual Report on Form 10-K (or any successor form)
         for PSE for such year, together with a copy of the accompanying report of PSE's independent certified public accounting firm; and (ii) a copy of the unaudited balance sheet of Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Seller for the period from the beginning of such fiscal year to the end of such fiscal year, all certified by its chief financial officer.

(ii)     Quarterly Reporting.  As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of PSE, (i) a copy of the Quarterly Report on Form 10-Q (or any successor form) for PSE for such quarter; and
         (ii) unaudited balance sheets of Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)    Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized
         Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)     Shareholders Statements and Reports.  In addition to the information required to be furnished in accordance with clauses (i) and (ii) above, promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all other financial statements, reports and proxy statements so furnished.

(v)      S.E.C. Filings.  Promptly upon the filing thereof, copies of all annual, quarterly, monthly or other regular reports, and promptly upon the request of the Agent, copies of all registration statements, in each case, which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)     Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any
         Transaction Document from any Person other than the Agent or Conduit, copies of the same.

(vii)    Change in Credit and Collection Policy.  At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

(viii)   Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this
         Agreement.

(b)      Notices.  Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)      Amortization Events or Potential Amortization Events.  The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such
         Seller Party.

(ii)     Judgment and Proceedings.  (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000, (2) the institution of any litigation, arbitration proceeding, investigation or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (3) any material development in any previously disclosed litigation, arbitration proceeding, investigation or governmental proceeding; and (B) (1) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding, investigation or governmental proceeding against Seller and (2) any material adverse development in any previously disclosed litigation, arbitration proceeding, investigation or governmental proceeding.

(iii)    Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)     Termination Date.  The occurrence of the "Termination Date" under and as defined in the Receivables
         Sale Agreement.

(v)      Defaults Under Other Agreements.  The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

(vi)     Downgrade of PSE.  Any downgrade in the rating of any Indebtedness of PSE by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

(c)      Compliance with Laws and Preservation of Corporate Existence.

(i)      Such Seller Party will comply with the requirements of all applicable laws, rules, regulations and governmental approvals, and all orders, writs, injunctions and decrees of any court or governmental authority or agency, if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect.

(ii)     Such Seller Party (A) will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (B) will qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(d)      Audits.  Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request.  Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i)
above, and to discuss matters relating to such Person's financial condition or the Receivables and the
Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the Authorized Officers of Seller or the
Servicer having knowledge of such matters (the activities referred to in the preceding clauses (i) and (ii), collectively, an "Audit").  Notwithstanding the foregoing, unless an Amortization Event shall have occurred and be continuing or a Daily Reporting Period shall be in effect, Seller Parties shall not be responsible for the costs of  more than two Audits performed during any consecutive 12-month period.

(e)      Keeping and Marking of Records and Books.

(i)      The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all
         Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)     Such Seller Party will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x)
         mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the
         Agent all Contracts (including, without limitation, all multiple originals of any such
         Contract) relating to the Receivables.

(f)      Compliance with Contracts and Credit and Collection Policy.  Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and
Collection Policy in regard to each Receivable and the related Contract.

(g)      Performance and Enforcement of Receivables Sale Agreement.  Seller will, and will require
Originator to, perform each of their respective obligations and undertakings under and pursuant to the
Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale
Agreement.  Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale
Agreement.

(h)      Ownership.  Seller will take all necessary action to (i) vest legal and equitable title to the
Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables,
Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

(i)      Purchasers' Reliance.  Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from each Related Entity.  Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Related Entity and not just a division of any Related Entity.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A)      conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Related
                  Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

(B)      compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Related Entity, allocate the compensation of such employee, consultant or agent between Seller and such Related
                  Entity, on a basis that reflects the services rendered to Seller and such
                  Related Entity;

(C)      to the extent Seller maintains a separate office for the operation of its business, clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Related Entity, Seller shall lease such office at a fair market rent;

(D)      have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E)      conduct all transactions with each Related Entity and the Servicer and their respective Affiliates
                  (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Related Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F)      at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

(G)      observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the
                  Independent Director, (B) the dissolution or liquidation of Seller or (C)
                  the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving
                  Seller, are duly authorized by unanimous vote of its Board of Directors
                  (including the Independent Director);

(H)      maintain Seller's books and records separate from those of each Related Entity and otherwise readily identifiable as its own assets rather than assets of any Related
                  Entity;

(I)      prepare its financial statements separately from those of each Related Entity and insure that any consolidated financial statements of any Related Entity that include
                  Seller, including any that are filed with the Securities and Exchange
                  Commission or any other governmental agency, have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of
                  Seller;

(J)      except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Related Entity and only maintain bank accounts or other depository accounts to which Seller alone (or the Servicer in the performance of its duties hereunder) is the account party, and from which Seller alone (or the Servicer in the performance of its duties hereunder or the Agent hereunder) has the power to make withdrawals;

(K)      pay all of Seller's operating expenses from Seller's own assets (except for certain payments by any
                  Related Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L)      operate its business and activities such that:   it does not engage in any business or activity of
                  any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the
                  Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to
                  Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M)      maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Articles of Incorporation or
                  By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(N)      maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

(O)      maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(P)      maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement)
                  and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the
                  Required Capital Amount to cease to be so maintained; and

(Q)      take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Perkins Coie LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this
                  Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)      Collections.  Such Seller Party will instruct all Obligors to remit all Collections directly to a
Lock-Box, P.O. Box or Collection Account.  Such Seller Party will cause (1) all items from all P.O. Boxes to be processed and deposited to a Collection Account within 1 Business Day after receipt in a P.O. Box and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (2)
all non-Collection amounts deposited to any Collection Account to be electronically swept or otherwise transferred out of such Collection Account within 1 Business Day of being deposited therein, and (3) from and after January 31, 2003, each Lock-Box, P.O. Box and Collection Account to be subject at all times to a
Collection Account Agreement that is in full force and effect.  In the event any payments relating to
Receivables are remitted directly to any Seller Party or any Affiliate of any Seller Party, such Seller
Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Seller Party will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers.  Seller will maintain exclusive ownership, dominion and control and "control" (within the meaning of Section 9-104 of the
UCC of all applicable jurisdictions), subject to the terms of this Agreement, of each Lock-Box, P.O. Box and
Collection Account and shall not grant the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection
Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.  With respect to each Collection Account, each Seller Party shall take all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Collection Account.

(k)      Taxes.  Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property, except any such taxes, assessments, charges or levies (i) that are being diligently contested in good faith by appropriate proceedings or (ii)
subject to the last sentence of this subsection (k), the non-payment of which could not reasonably be expected to have a Material Adverse Effect.  Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any
Financial Institution.

(l)      Insurance.  Such Seller Party will maintain with responsible insurance companies or through PSE's program of self-insurance, insurance against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by any applicable law, rule or regulation, any governmental approval, or any order, writ, injunction or decree of any court or governmental authority or agency.

(m)      Payment to Originator.  With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to
Originator in respect of the purchase price for such Receivable.

(n)      Identification of Receivables.  Such Seller Party shall at all times identify receivables purchased
(or purported to be purchased) by Seller under the Receivables Sale Agreement and in which an interest is transferred (or purported to be transferred) hereunder on its books and records (including its accounting system) with the account code "FERC 142 Account Receivable."

(o)      Conservation Trust Event.  Upon the occurrence of any Conservation Trust Event, such Seller Party shall within 30 days thereafter, redeem or repurchase all Certificates (as defined in the Pooling and
Servicing Agreement) then outstanding, pay in full all obligations of Seller then outstanding under the
Conservation Trust and cause the Pooling and Servicing Agreement, the Certificates, and all related documents to be cancelled and terminated.

Section 7.2       Negative Covenants of The Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller
Party hereby covenants, as to itself, that:

(a)      Name and Jurisdiction Change, Offices and Records.  Such Seller Party will not change its name, jurisdiction of organization, identity or corporate structure (within the meaning of Sections 9-503 and/or
9-507 of the UCC of all applicable jurisdictions), become a "new debtor" (as defined in Section 9-102(a)(56)
of the UCC of all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person, change its "location" (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have:  (i) given the Agent at least forty-five (45)
days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change, event or relocation.

(b)      Change in Payment Instructions to Obligors.  Except as may be required by the Agent pursuant to
Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box, P.O. Box or Collection
Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, P.O. Box or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account, P.O. Box or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)      Modifications to Contracts and Credit and Collection Policy.  Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as provided in Section 8.2(d), the
Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)      Sales, Liens.  Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related
Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any
Lock-Box, P.O. Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or
Originator.  Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

(e)      Net Receivables Balance.  At no time prior to the Amortization Date shall Seller permit the Net
Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the
Aggregate Reserves, plus (iii) the Seller's Interest.

(f)      Termination Date Determination.  Seller will not designate the Termination Date (as defined in the
Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)      Restricted Junior Payments.  From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)      Collections.  Except for proceeds of Excluded Receivables (which shall be electronically swept or otherwise transferred out of such Collection Account within 1 Business Day of being deposited therein in accordance with Section 7.1(j)), no Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account cash or cash proceeds other than Collections.  Except as may be required by the Agent pursuant to the last sentence of  Section 8.2(b), from and after January 31,
2003, no Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a
Collection Account Agreement.

ARTICLE VIII
                                        ADMINISTRATION AND COLLECTION

Section 8.1       Designation of Servicer.

(a)      The servicing, administration and collection of the Receivables shall be conducted by such Person
(the "Servicer") so designated from time to time in accordance with this Section 8.1.  PSE is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  The Agent may at any time following the occurrence of an Amortization Event, designate as Servicer any Person to succeed PSE or any successor Servicer.

(b)      Without the prior written consent of the Agent and the Required Financial Institutions, PSE shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i)
Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices.  Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by PSE.  If at any time following the occurrence of an Amortization Event the Agent shall designate as Servicer any Person other than PSE, all duties and responsibilities theretofore delegated by PSE to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to PSE and to Seller.

(c)      Notwithstanding any delegation by PSE pursuant to the foregoing subsection (b), (i) PSE shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with PSE in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than PSE in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished.  PSE, at all times that it is the
Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2       Duties of Servicer.

(a)      The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)      The Servicer will instruct all Obligors to pay all Collections either (i) directly to a Collection
Account by means of an automatic electronic funds transfer, wire transfer or otherwise or (ii) directly to a
Lock-Box or P.O. Box.  From and after January 31, 2003, the Servicer shall effect a Collection Account
Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time.
In the case of any remittances received in any Lock-Box, P.O. Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the
Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the Agent delivers a Collection
Notice to any Collection Bank or a Postal Notice to any post office pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new lock-box, post office box or depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new lock-box, post office box or depositary account any cash or payment item other than Collections.

(c)      The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II.  The Servicer shall set aside and hold in trust for the account of Seller and the
Purchasers their respective shares of the Collections in accordance with Article II.  The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II.  If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)      The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any
Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or
limit the rights of the Agent or the Purchasers under this Agreement.  Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any
Related Security.

(e)      The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent.  The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.  The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(f)      Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3       Collection Notices.  The Agent is authorized at any time when an Amortization Event exists or any Daily Reporting Period is in effect, to date and to deliver to the Collection Banks the Collection
Notices and to date and deliver the Postal Notices to the applicable post offices.  Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notices, the exclusive ownership and control and "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, P.O. Box, each Collection Accounts and the amounts on deposit in any Collection Account.  In case any authorized signatory of Seller whose signature appears on a Collection
Account Agreement shall cease to have such authority before the delivery of such notice, such Collection
Notice or Postal Notice shall nevertheless be valid as if such authority had remained in force.  Effective when the Agent delivers such notices, Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of
Receivables to come into the possession of the Agent rather than Seller.

Section 8.4       Responsibilities of Seller.  Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or
Seller from any of their duties or obligations with respect to any Receivables or under the related
Contracts.  The Purchasers shall have no obligation or liability with respect to any Receivables or related
Contracts, nor shall any of them be obligated to perform the obligations of Seller or Originator.

Section 8.5       Reports.  The Servicer shall prepare and forward to the Agent (i) (A) during a Monthly
Reporting Period, on the 15th calendar day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report, (B) during a Weekly Reporting Period, on the 15th calendar day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report and on Tuesday of each calendar week (or if such day is not a Business Day, on the next succeeding Business
Day), a Weekly Report covering the period from and including Monday of the preceding week to but excluding
Monday of such week and (C) during a Daily Reporting Period, on the 15th calendar day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report and on each Business
Day (or such other schedule as may be consented to by the Agent), a Daily Report and (ii) at such times as the Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of
Receivables.

Section 8.6       Servicing Fees.  In consideration of PSE's agreement to act as Servicer hereunder, the
Purchasers hereby agree that, so long as PSE shall continue to perform as Servicer hereunder, Seller shall pay over to PSE a fee (the "Servicing Fee") on the first calendar day of each month (or, if such day is not a Business Day, then the next Business Day thereafter), in arrears for the immediately preceding month, equal to 0.50% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

ARTICLE IX
                                             AMORTIZATION EVENTS

Section 9.1       Amortization Events.  The occurrence of any one or more of the following events shall constitute an "Amortization Event":

(a)      Any Seller Party shall fail:

(i)      to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for two (2) Business Days, or to perform or observe any term, covenant or agreement set forth in Section 7.1(a), (b),
         (c)(ii)(A), (j), (n) or (o) or Section 7.2, and, with respect to Servicer only, Section
         8.2(b) and Section 8.5,

(ii)     to perform or observe any term, covenant or agreement set forth in Section 7.1(d), (g), (h) or (i)
         and such failure shall continue for five (5) consecutive Business Days after the earlier of
         (A) any Seller Party obtains knowledge thereof or (B) the Agent delivers written notice thereof,

(iii)    to perform or observe any other term, covenant or agreement hereunder (other than as referred to in clauses (i) and (ii) of this subsection (a) and Section 9.1(e)) or any other Transaction
         Document and such failure shall continue for thirty (30) consecutive days after the earlier of (A) any Seller Party obtains knowledge thereof or (B) the Agent delivers written notice thereof,

(b)      Any representation, warranty, certification or statement made by any Seller Party in this
Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been materially false on the date as of which made or deemed made.

(c)      Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party (or PSE at any time when PSE is not acting as Servicer) to pay Indebtedness when due in excess of $25,000,000 in the aggregate; or the default by any Seller Party (or PSE at any time when PSE is not acting as Servicer) in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such
Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such
Indebtedness of any Seller Party (or PSE at any time when PSE is not acting as Servicer) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)      (i) Any Seller Party (or PSE at any time when PSE is not acting as Servicer) or any of its
Significant Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party (or PSE at any time when PSE is not acting as Servicer) or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party (or PSE at any time when PSE is not acting as Servicer) or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection
(d).

(e)      Seller shall fail to comply with the terms of Section 2.6 hereof.

(f)      As of the last day of any fiscal quarter of PSE, the aggregate outstanding principal amount of all
Consolidated Indebtedness exceeds 65% of Total Capitalization as of the last day of such fiscal quarter.

(g)      As of the last day of any fiscal quarter of PSE for the period of four consecutive fiscal quarters of PSE ending on such day, the ratio of (i) EBIT for such period to (ii) consolidated interest expense of
PSE and its Subsidiaries for such period shall be less than (a) 1.75 to 1.0 for the fiscal quarter ending
December 31, 2002 and (b) 2.0 to 1.0 thereafter.

(h)      As at the end of any calendar month, (a) the three month average Dilution Ratio shall exceed 1.50%,
(b) the three month average Default Ratio shall exceed 7.00%, (c) the three month average Past Due Ratio shall exceed 4.50%, or (d) the three month average Days Sales Outstanding Ratio shall exceed 60 days.

(i)      the Report Completion Date shall fail to occur on or before April 30, 2003.

(j)      A Change of Control shall occur.

(k)      (i) One or more final judgments for the payment of money shall be entered against Seller or (ii)
one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for 60 days without a stay of execution.

(l)      The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the
Receivables Sale Agreement or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables
Sale Agreement, or Seller shall for any reason cease to purchase, or cease to have the legal capacity to purchase, or otherwise be incapable of accepting Receivables from Originator under the Receivables Sale
Agreement.

(m)      This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Seller Party, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

(n)      (i) Unless the Conservation Trust Obligations shall have been paid in full and the Pooling and
Servicing Agreement and the related documents shall have been terminated, once executed and delivered to the
Agent, the Intercreditor Agreement shall terminate in whole or in part or shall cease to be in full force and effect, or cease to be the legal, valid and binding obligation of the Conservation Trustee, or the
Conservation Trustee or any entity for whom the Conservation Trustee acts shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability thereof or (ii) the
Conservation Trustee or any entity for whom the Conservation Trustee acts shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability of this Agreement or any other Transaction Document.

Section 9.2       Remedies. Upon the occurrence and during the continuation of an Amortization Event, the
Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and the Postal Notices
to any post office where a P.O. Box is located, and (v) notify Obligors of the Purchasers' interest in the
Receivables.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement or any other Transaction Document, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC in effect in any jurisdiction, all of which rights shall be cumulative.

ARTICLE X
                                               INDEMNIFICATION

Section 10.1      Indemnities by The Seller Parties.  Without limiting any other rights that the Agent or any
Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective Affiliates, successors, assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, any other Transaction Document or the transactions contemplated by any Transaction Document, or any Receivable, Contract or Related Security, or the use of the
proceeds of any purchase or advance hereunder, or the acquisition, funding or ownership, either directly or indirectly, by a Purchaser of a Purchaser Interest or an interest in the Receivables, the Contract or any
Related Security and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified
Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder or under any other Transaction Document excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i)      Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii)     Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii)    taxes imposed by the United States federal government or the jurisdiction in which such Indemnified
         Party's principal executive office is located, on or measured by the overall net or gross income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the
         Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement or any other Transaction Document.  Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for
Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(i)      any representation or warranty made by any Seller Party or Originator (or any officers of any such
         Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)     the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)    any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction
         Document;

(iv)     any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)      any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the
         Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)     the commingling of Collections of Receivables at any time with other funds;

(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other
         Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser
         Interests or any other investigation, litigation or proceeding relating to Seller, the
         Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or by any other Transaction Document;

(viii)   any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)     any Amortization Event described in Section 9.1(d);

(x)      any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any
         Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of
         Seller to give reasonably equivalent value to Originator under the Receivables Sale
         Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)     any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the
         Receivables, the Related Security and the Collections, free and clear of any Adverse Claim
         (except as created by the Transaction Documents);

(xii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii)   any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the
         Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv)    any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action and;

(xv)     the failure of any Receivable included in the calculation of the Net Receivables Balance as an
         Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2      Increased Cost and Reduced Return.  If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency or any change in any accounting guideline by an accounting board or authority (whether or not part of a government or instrumentality thereof) which is responsible for the establishment of or interpretation of national or international accounting principles (in each case whether foreign or domestic):  (i) that subjects any Funding Source to any charge or withholding on or with respect to any
Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the
Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or
(iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the
Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.  Without limiting the foregoing, any interpretation of Accounting Research Bulletin No.
51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive pursuant to this Section 10.2.

Section 10.3      Other Costs and Expenses.  Seller shall reimburse the Agent and Conduit on demand for all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including, without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller (subject to the cost restrictions set forth in Section 7.1(d)), reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement.  Seller shall reimburse the Agent on demand for any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI
                                                  THE AGENT

Section 11.1      Authorization and Action.  Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this
Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto.  The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent.  In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns.  The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law.  The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate
Unpaids.  Each Purchaser hereby authorizes the Agent to authorize, execute and file each of the Uniform
Commercial Code financing or continuation statements (and amendments thereto and assignments or terminations thereof) and the Intercreditor Agreement on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2      Delegation of Duties.  The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3      Exculpatory Provisions.  Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith.  The Agent shall not be under any obligation to any
Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties.  The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a
Purchaser.

Section 11.4      Reliance by Agent.  The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel
(including, without limitation, counsel to any Seller Party), independent accountants and other experts selected by the Agent.  The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction  Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of
Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 11.5      Non-Reliance on Agent and Other Purchasers.  Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent.  Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each
Seller Party and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6      Reimbursement and Indemnification.  The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7      Agent in its Individual Capacity.  The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any
Seller Party as though the Agent were not the Agent hereunder.  With respect to the acquisition of Purchaser
Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the
Agent in its individual capacity.

Section 11.8      Successor Agent.  The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent.  If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent.  If for any reason no successor
Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers.  After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

ARTICLE XII
                                         ASSIGNMENTS; PARTICIPATIONS

Section 12.1      Assignments.

(a)      Seller, Servicer, the Agent and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to this Agreement or pursuant to the
Liquidity Agreement or to any other Person, and upon such assignment, Conduit shall be released from its obligations so assigned.  Further, Seller, Servicer, the Agent and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party (provided that the Purchaser Interest of any such assignee shall accrue Yield pursuant to Article
IV as if such assignee were a Financial Institution hereunder), and no such assignment shall in any way impair the rights and benefits of Conduit hereunder.  Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)      Any Financial Institution may at any time and from time to time assign to one or more Persons
("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the
"Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial
Institution.  The consent of Conduit, Seller and Servicer (such consent in the case of Seller and Servicer not to be unreasonably withheld) shall be required prior to the effectiveness of any such assignment, provided, that no such consent of Seller or Servicer shall be required (i) if an Amortization Event has occurred and is continuing or (ii) the assigning Financial Institution is an Affected Financial
Institution.  Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit.  Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial
Institution shall be released from its obligations hereunder to the extent of such assignment.  Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this
Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the
Purchasers or the Agent shall be required.

(c)      Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "Affected Financial Institution"),
such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the
Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected
Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial
Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata
Share of the Purchaser Interests of the Financial Institutions.

Section 12.2      Participations.  Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder.  Notwithstanding any such sale by a Financial
Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial
Institution's rights and obligations under this Agreement.  Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in
Section 14.1(b)(i).

Section 12.3      Terminating Financial Institutions.

(a)      Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30
Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder.  If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial
Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a
"Non-Renewing Financial Institution").  The Agent shall promptly notify Conduit of each Non-Renewing
Financial Institution and Conduit, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Conduit on or before the Liquidity Termination Date or (B) upon one (1)
Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial
Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, the Liquidity Agreement.  In addition, Conduit  may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected
Financial Institution's Commitment shall automatically terminate on a date specified by Conduit or (y)
assign to any Affected Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, the Liquidity
Agreement (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution").  The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment in accordance with the terms of this
Section 12.3 and the order of priority of any such termination or assignment among Terminating Financial
Institutions shall be made by Conduit in its sole and absolute discretion.

(b)      Upon any assignment to a Terminating Financial Institution as provided in this Section 12.3, any remaining Commitment of such Terminating Financial Institution shall automatically terminate.  Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution
(after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial
Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of
Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such
Terminating Financial Institution prior to its termination as a Financial Institution.

Section 12.4      Extension of Liquidity Termination Date. Seller may advise the Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Liquidity Termination
Date.  Upon receipt of such notice, the Agent shall promptly notify each Financial Institution and each such
Financial Institution shall notify the Agent and Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify the Agent and Seller shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the extending Financial Institutions and the
Agent shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial
Institutions and the Agent (including reasonable attorneys' fees) shall be paid by Seller.  In the event that any Financial Institution declines the request to extend the Liquidity Termination Date, it shall be a
Non-Renewing Financial Institution for all purposes hereof, and if the Commitment of such Non-Renewing
Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution's Commitment on the then current Liquidity Termination Date.

ARTICLE XIII
                                           [INTENTIONALLY OMITTED]

ARTICLE XIV
                                                MISCELLANEOUS

Section 14.1      Waivers and Amendments.

(a)      No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)      No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b).  Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)      without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or
         CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D)
         except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this
         Agreement, (G) change the definition of "Aggregate Reserves," "Applicable Maximum Purchaser
         Interest," "Days Sales Outstanding Ratio," "Default Ratio," "Eligible Receivable", "Net
         Receivables Balance" and "Past Due Ratio" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
         (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii)     without the written consent of the then Agent, amend, modify or waive any provision of this
         Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller Party.  Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchasers and the Agent.

Section 14.2      Notices.  Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section
14.2.  Seller hereby authorizes the Agent to effect purchases and Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller.  Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

Section 14.3      Ratable Payments.  If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other
Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate
Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such
Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4      Protection of Ownership Interests of the Purchasers.

(a)      Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the
Agent or the Purchasers to exercise and enforce their rights and remedies hereunder.  Without limiting the foregoing, Seller will, upon the request of the Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interests.  At any time after the occurrence and during the continuation of an Amortization
Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made
directly to the Agent or its designee.   Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

(b)      If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3.  Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole and absolute discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize and/or execute on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent's sole and absolute discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables, the Related
Security and the Collections as a financing statement in such jurisdictions and in such offices as the Agent in its sole and absolute discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables, the Related Security and the
Collections.  This appointment is coupled with an interest and is irrevocable.  The authorization by each
Seller Party set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

Section 14.5      Confidentiality.

(a)      Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Transaction Documents and the transactions contemplated thereby, the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such
Purchaser and its officers and employees may disclose such information to such Seller Party's and such
Purchaser's external accountants and attorneys, to any regulatory authority having jurisdiction over such
Person or as required by any applicable law or order of any judicial or administrative proceeding.

(b)      Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or
Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing.
In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 14.6      Bankruptcy Petition.  Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7      Limitation of Liability.  Except with respect to any claim arising out of the willful misconduct or gross negligence of Conduit, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8      CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF ILLINOIS.

Section 14.9      CONSENT TO JURISDICTION.  EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE
JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT
TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION
OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW
OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT
SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO
BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING
BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER
INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS
AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN
A COURT IN CHICAGO, ILLINOIS.

Section 14.10     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE)
IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER
PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11     Integration; Binding Effect; Survival of Terms.

(a)      This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller
Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.12     Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13     Bank One Roles.  Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any
Financial Institution (collectively, the "Bank One Roles").  Without limiting the generality of this Section
14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for
Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to the Liquidity Agreement.

Section 14.14     Characterization.

(a)      It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest.  Except as specifically provided in this
Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other person arising in connection with the
Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or
Originator.

(b)      In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each P.O. Box, each Collection Account, all Related
Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the
Aggregate Unpaids.  The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the
UCC in effect in any jurisdiction and other applicable law, which rights and remedies shall be cumulative.

Section 14.15     Excess Funds.  Each of Seller, the Servicer, each Purchaser and the Agent agrees that
Conduit shall be liable for any claims that such party may have against Conduit only to the extent that
Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of Conduit hereunder, Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against Conduit.  Any and all claims against Conduit shall be subordinate to the claims against Conduit of the holders of Commercial Paper and any Person providing liquidity support to
Conduit.

                                           (Signature Pages Follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                            RAINIER RECEIVABLES, INC.

                                            By:
                                            Name:
                                            Title:

                                            Address:    One Bellevue Center
                                                        411-108th Avenue N.E., 15th Floor
                                                        Bellevue, WA 98004

                                            Attention:  Donald E. Gaines
                                            Facsimile:  (425) 462-3300

                                            PUGET SOUND ENERGY, INC.

                                            By:
                                            Name:
                                            Title:

                                            Address:    One Bellevue Center
                                                        411-108th Avenue N.E., 15th Floor
                                                        Bellevue, WA 98004

                                            Attention:  Donald E. Gaines
                                            Facsimile:  (425) 462-3300

                                            JUPITER SECURITIZATION CORPORATION

                                            By:
                                            Name:    Leo Loughead
                                            Title:   Authorized Signatory

                                            Address: c/o Bank One, NA (Main Office Chicago), as Agent
                                                     Asset Backed Finance
                                                     Suite IL1-0079, 1-19
                                                     1 Bank One Plaza
                                                     Chicago, Illinois  60670-0079
                                                     Fax:  (312) 732-1844

                                            BANK ONE, NA (MAIN OFFICE CHICAGO), as a Financial Institution
                                            and as Agent

                                            By:
                                            Name:    Leo Loughead
                                            Title:   Director, Capital Markets

                                            Address: Bank One, NA (Main Office Chicago)
                                                     Asset Backed Finance
                                                     Suite IL1-0596, 1-19
                                                     1 Bank One Plaza
                                                     Chicago, Illinois  60670-0596
                                                     Fax:  (312) 732-3600

                                                  EXHIBIT I

                                                 DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

         "Administrative Agent" means Bank One, in its capacity as agent under the Credit Agreement.

         "Adverse Claim" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other pledge and security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such
Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all
Purchaser Interests outstanding on such date.

         "Aggregate Reduction" has the meaning specified in Section 1.3.

         "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Yield and Servicer Fee Reserve and the Dilution Reserve.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event and (iv) the date which is 15 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

         "Amortization Event" has the meaning specified in Article IX.

         "Applicable Unbilled Receivables Limit" means, (i) during any Monthly Reporting Period, 80%, (ii)
during any Weekly Reporting Period, 60% and (iii) during any Daily Reporting Period, 40%.

         "Applicable Margin" has the meaning set forth in the Fee Letter.

         "Applicable Maximum Purchaser Interest" means (i) at any time during a Daily Reporting Period,
100%, and (ii) at any time during a Monthly Reporting Period or Weekly Reporting Period, the percentage as set forth in the schedule below based upon the Monthly Report Coverage Period then also in effect:

-------------------------------------------------------------------------- ------------------------------
                                                                                Applicable Maximum
                     Monthly Report Coverage Period                              Purchase Interest
========================================================================== ==============================
========================================================================== ==============================
Any Monthly Report Coverage Period which commences in the month of                     100%
January, February, March, April, May, September, October, November, or
December
-------------------------------------------------------------------------- ------------------------------
-------------------------------------------------------------------------- ------------------------------
Any Monthly Report Coverage Period which commences in the month of July                 80%
or August
-------------------------------------------------------------------------- ------------------------------
-------------------------------------------------------------------------- ------------------------------
Any Monthly Report Coverage Period which commences in the month of June                 75%
-------------------------------------------------------------------------- ------------------------------

         "Applicable Stress Factor" means, at any time, the amount set forth below based upon the PSE Debt
Rating then in effect as rated by each of S&P and Moody's, respectively; provided, however, that (a) if the ratings established or deemed to have been established by S&P and Moody's, respectively, fall within different levels, the Applicable Stress Factor will be based on the lower of the two ratings, (b) if S&P or
Moody's (but not both) is then rating PSE, the Applicable Stress Factor will be based on the single rating then in effect and (c) if neither S&P nor Moody's is then rating PSE, the Applicable Stress Factor will be the highest amount set forth in the table below:

---------------------------------------------------- -------------------------------------------------

               Rating by S&P/Moody's                             Applicable Stress Factor
---------------------------------------------------- -------------------------------------------------
---------------------------------------------------- -------------------------------------------------

Greater than or equal to BB+/Ba1                                           2.0
---------------------------------------------------- -------------------------------------------------
---------------------------------------------------- -------------------------------------------------

Less than BB+/Ba1, but greater than or equal to                            2.25
BB-/Ba3
---------------------------------------------------- -------------------------------------------------
---------------------------------------------------- -------------------------------------------------

Less than BB-/Ba3 or unrated                                               2.5
---------------------------------------------------- -------------------------------------------------

         "Assignment Agreement" has the meaning set forth in Section 12.1(b).

         "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer, assistant treasurer or chief financial officer.

         "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

         "Bank Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser
Interest of the Financial Institutions and any Purchaser Interest of Conduit, an undivided interest in which has been assigned by Conduit to a Financial Institution pursuant to the Liquidity Agreement.

         "BBP Receivable" means a Receivable arising under an Obligor's account which is subject to a balanced or levelized payment plan of Originator.

         "Billed Receivable" means a Receivable for which, as of the time of determination, an invoice addressed to the Obligor thereof has been sent.

         "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate
Reduction following the delivery of any Reduction Notice or (iii) is assigned under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the
Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such
Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the
Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated.  In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess.  All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" means any day on which banks are not authorized or required to close in New York,
New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser
Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this
Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such
Collections or payments are rescinded, returned or refunded for any reason.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission
under the Securities and Exchange Act of 1934) of 20% or more (by number of votes) of the outstanding shares of voting stock of PSE or (ii) PSE ceases to own, directly or indirectly, 100% of the outstanding capital stock of Seller, free and clear of any Adverse Claim.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller
Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible or (iv) which has been identified by Seller as uncollectible.

         "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

         "Collection Account Agreement" means (i) with respect to each Lock-Box or Collection Account, an agreement substantially in the form of Exhibit VI, among Originator, Seller, the Agent and a Collection Bank or any similar or analogous agreement among Originator, Seller, the Agent and a Collection Bank and (ii)
with respect to each P.O. Box, a Postal Notice.

         "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the
Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such
Receivable.

         "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.

         "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from (i) Seller and (ii) Conduit, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments minus an amount equal to 2% of such aggregate Commitments at such time minus (b) the Aggregate Capital at such time.

         "Concentration Limit" means, at any time, for any Obligor, 2.0% of the aggregate Outstanding
Balance of all Eligible Receivables at such time, or such other greater amount (a "Special Concentration
Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one
Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.

         "Conduit" has the meaning set forth in the preamble to this Agreement.

         "Conservation Trust" means the Puget Power Conservation Grantor Trust 1995-1 created pursuant to the Pooling and Servicing Agreement.

         "Conservation Trust Assets" means the property assigned and conveyed (or purported to be assigned and conveyed) by PSE to the Conservation Trust pursuant to the Pooling and Servicing Agreement and the documents related thereto.

         "Conservation Trust Event" means (i) an Event of Default (as such term is defined in the Pooling and Servicing Agreement) shall occur and be continuing or (ii) the Conservation Trustee shall commence, prosecute or participate in (A) any administrative, legal or equitable action against PSE or SPV relating to any Conservation Trust Assets or Conservation Trust Obligations, including, without limitation, any proceeding of the type described in Section 9.1(d) of this Agreement, (B) any other administrative, legal or equitable action relating to any Conservation Trust Assets or Conservation Trust Obligations or (iii) any
action to enforce or collect any judgment obtained in respect of, or to enforce or exercise remedies arising under or pursuant to any lien or other security interest securing, any Conservation Trust Obligations.

         "Conservation Trust Obligations" means any and all of the indebtedness and other obligations owed by PSE to the Conservation Trust, the Conservation Trustee and the Certificateholders (as defined in the
Pooling and Servicing Agreement) pursuant to the Pooling and Servicing Agreement, the Certificates (as
defined in the Pooling and Servicing Agreement) and any other documents relating to either of the foregoing.

         "Conservation Trustee" means JPMorgan Chase Bank (as successor in interest to Chemical Bank), in its capacity as trustee under the Pooling and Servicing Agreement, together with any successor trustee thereunder.

         "Consolidated Indebtedness" means at any time all Indebtedness of PSE and its Subsidiaries calculated on a consolidated basis as of such time.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such
Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser
Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with
Pooled Commercial Paper.  In addition to the foregoing costs, if Seller shall request any Incremental
Purchase during any period of time determined by the Agent in its reasonable discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such
Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

         "Credit Agreement" means that certain Credit Agreement, dated as of December 23, 2002, among PSE, the financial institutions party thereto, Bank One, as Administrative Agent, Union Bank of California, N.A.,
as Syndication Agent and Keybank National Association as Documentation Agent.

         "Credit and Collection Policy" means Seller's and/or Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit
VIII hereto, as modified from time to time in accordance with this Agreement.

         "Customer Deposits" means, at any time, the aggregate amount of cash deposits held by Originator,
Seller or the Servicer against Obligors' accounts.

         "Cutoff Date" means the specified date in each calendar month occurring after the date hereof which is specified in Schedule C.

         "Daily Report" means a report in a form agreed to by the Agent and the Servicer, and furnished by the Servicer to the Agent pursuant to Section 8.5.

         "Daily Reporting Period" means any period during which the PSE Debt Rating shall be B+ or lower as rated by S&P, or B1 or lower as rated by Moody's.

         "Days Sales Outstanding Ratio" means, at any time, (i) the aggregate Outstanding Balance of all
Receivables as of the last day of the prior Accrual Period, divided by (ii) the aggregate amount of
Collections received during such Accrual Period, multiplied by (iii) 30.

         "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable.  Seller shall be deemed to have received a Collection in full of a
Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller
(other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any
Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid
Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

         "Default Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables as of the Cutoff Date occurring in the most recently ended
Accrual Period, divided by (ii) the aggregate Outstanding Balance of all Receivables as of the end of the
most recently ended Accrual Period.

         "Defaulted Receivable" means a Receivable that is a Billed Receivable and as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

         "Delinquent Receivable" means a Receivable that is a Billed Receivable and as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment.

         "Designated Account" has the meaning set forth in Section 1.2.

         "Dilution Horizon Factor" means, at any time, a fraction, the numerator of which equals the sum of
(a) the aggregate Original Balance of all Billed Receivables originated during the three Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and (b) the aggregate
Original Balance of Unbilled Receivables as of the end of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual
Period.

         "Dilution Percentage" means, as of any date of determination the greater of (i) 6.0% and (ii) a percentage calculated in accordance with the following formula:

         DP = [(ASF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

         where:

         DP         =      the Dilution Percentage;
         ADR        =      the average of the monthly Dilution Ratios occurring during the 12 most recent
                           Accrual Periods;
         ASF        =      the Applicable Stress Factor;
         HDR        =      the highest average three-month Dilution Ratio occurring during the 12 most recent
                           Accrual Periods, provided however, that the highest three-month Dilution Ratio for the Accrual Periods of October 2002 and November, 2002, shall be deemed to be
                           1.0%; and
         DHF        =      the Dilution Horizon Factor at such time.

         "Dilution Ratio" means, for each Accrual Period, a percentage equal to (i) the aggregate amount of
Dilutions which occurred during such Accrual Period, divided by (ii) the aggregate Original Balance of all
Receivables generated by Originator during the Accrual Period which ended two Accrual Periods prior.

         "Dilution Reserve" means, at any time, an amount equal to the product of (a) the Net Receivables
Balance as of the close of business on such date, times (b) the Dilution Percentage.

         "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

         "EBIT" means, for any period, the sum of (a) consolidated net income (or net loss) of PSE and its
Subsidiaries for such period as determined in accordance with GAAP, plus (b) interest expense for such period to the extent included in the determination of such consolidated net income (or loss), plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such consolidated net income (or loss).

         "Eligible Receivable" means, at any time, a Receivable:

(i)      that is not a Charged-Off Receivable or a Delinquent Receivable,

(ii)     that by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,

(iii)    that is an "account" or "general intangible" within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

(iv)     that is denominated and payable only in United States dollars in the United States or for which payment is guaranteed in United States dollars,

(v)      the Obligor of which (a) if a natural person, maintains a service address in the United States or, if a corporation or other business organization, maintains a principal place of business in the United States or any political subdivision thereof,

(vi)     the Obligor of which is not an Affiliate of any of the parties hereto or Originator,

(vii)    which does not arise under a Contract created pursuant to a public assistance program, nor require payments based on a percentage of Obligor's income,

(viii)   that arises under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally,

(ix)     that arises under a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this
         Agreement, including, without limitation, its right to review the Contract,

(x)      that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or power or the provision of services by Originator and not by and other Person (in whole or in part),

(xi)     that, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule or regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the
         Contract related thereto is in violation of any such law, rule or regulation,

(xii)    that satisfies in all material respects all applicable requirements of the Credit and Collection
         Policy,

(xiii)   that was generated in the ordinary course of Originator's business,

(xiv)    that is not subject to any right of rescission, set-off, counterclaim, any other defense
         (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator (it being understood that only a portion of a Receivable equal to the amount of such partial rescission, set-off, counterclaim or defense, if the amount of such partial rescission, set-off, counterclaim or defense can be quantified, shall be deemed not to be an Eligible Receivable) or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

(xv)     as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable
         Obligor, and

(xvi)    all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (it being understood that so long as the Intercreditor Agreement is in full force and effect, such Receivable shall not be deemed ineligible by virtue of any interest therein held by the Conservation Trust or the Conservation Trustee, provided that a portion of such Receivable shall be deemed to be ineligible to the extent of the amount of any Collections thereof which are to be allocated to the Conservation Trust in accordance with the Pooling and Servicing Agreement and the related documents).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excess Unbilled Receivables Amount"   means at any time, an amount equal to the positive
difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of
Unbilled Receivables as of the last day of the most recently ended Accrual Period and (ii) the product of
(a) the Applicable Unbilled Receivables Limit, multiplied by (b) the aggregate Original Balance of all
Billed Receivables originated during the most recently ended Accrual Period.

         "Excluded Receivable" means all receivables of the Originator other than the Receivables.

         "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date and (ii) the
Amortization Date.

         "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m.
(Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Company and the Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding
Source with or for the benefit of Conduit, including the Liquidity Agreement.

         "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

         "GAAP"  means generally accepted accounting principles in effect in the United States of America as in effect from time to time.

         "Government Receivable" means a Receivable, the Obligor of which is a federal, state or local government, or an agency, branch, division, district or other political subdivision thereof.

         "Government Receivable Concentration Limit" means, with respect to Government Receivables that are otherwise Eligible Receivables, an amount equal to the lesser of (A) $10,000,000 and (B) 5% of the aggregate
Outstanding Balance of all Eligible Receivables.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Adverse Claims or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bankers'
acceptances, or other instruments, (v) obligations to purchase accounts, securities or other Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or
Property, (vi) Capitalized Lease Obligations, (vii) other obligations for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (ix) sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (x) obligations in connection with other transactions which are the functional equivalent, or take the place, of borrowing but which do not constitute a liability on the consolidated balance sheet of such Person, and (xi) Contingent Obligations;
provided, that, except for purposes of Section 9.1(c), the following shall not constitute "Indebtedness":
(a) obligations with respect to Trust Preferred Securities that are not due and unpaid; and (b) obligations arising under Qualified Receivables Transactions.

         "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller,
Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

          "Intercreditor Agreement" means an intercreditor agreement, entered into, by and among PSE,
Seller, the Agent and the Conservation Trustee, which agreement shall be satisfactory in form and substance to the Agent in its sole and absolute discretion.

         "Interest Payment Date" means (i) the date in each calendar month that is two (2) Business Days after the Monthly Report is due in such month, and (ii) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

         "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers'
Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen LIBOR01 as of
11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen LIBOR01 is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business
Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and
(ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such
Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such
Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable
Margin.  The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Liquidity Agreement" means (i) the Liquidity Agreement, dated as of December 23, 2002, by an among
Conduit, the Financial Institutions and the Agent, and (ii) any other agreement entered into by Conduit with one or more financial institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by Conduit under this Agreement.

         "Liquidity Termination Date" means December 23, 2005.

         "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection
Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

         "Loss Horizon Factor" means, at any time, a fraction, the numerator of which equals the sum of (a)
the aggregate Original Balance of all Billed Receivables originated during the two Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and (b) the aggregate Original
Balance of Unbilled Receivables as of the last day of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual
Period.

         "Loss Percentage" means at any time the greater of (i) until the Report Completion Date has occurred, 15%, and after the Agent confirms the Report Completion Date has occurred, 10.0% and (ii) a percentage calculated in accordance with the following formula:

                           LP = ASF x LHF x LR

         where:

         ASF      =        the Applicable Stress Factor;
         LP       =        the Loss Percentage;
         LHF      =        the Loss Horizon Factor; and
         LR       =        the highest three month rolling average of the Loss Ratios occurring during the 12 most recent Accrual Periods.

         "Loss Ratio" means, at any time, a ratio (expressed as a percentage) equal to (i) the sum of (a)
the aggregate Outstanding Balance of all Billed Receivables which are more than ninety (90) and less than one hundred and twenty-one (121) days past due as of the Cutoff Date occurring during the most recently ended Accrual Period, plus (b) all Charged-Off Receivables less than ninety-one (91) days past due that have been written off during the most recently ended Accrual Period, divided by (ii) the aggregate Original
Balance of all Receivables originated during the Accrual Period which ended four Accrual Periods prior to the most recently ended Accrual Period; provided however, that for each Accrual Period commencing with
September, 2001 through August, 2002, the Loss Ratio shall be deemed to be 1.25%.

         "Loss Reserve" means, at any time, an amount equal to the Loss Percentage multiplied by the Net
Receivables Balance as of the close of business of the Servicer on such date.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition, operations or prospects of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the
Receivables generally or in any significant portion of the Receivables, the Related Security or the
Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

         "Monthly Report Coverage Period" means a period of time commencing on each due date for a Monthly
Report and ending on the day occurring immediately prior to the due date for the next Monthly Report.

         "Monthly Reporting Period" means any period during which the PSE Debt Rating shall be BB+ or higher as rated by S&P and Ba1 or higher as rated by Moody's.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible
Receivables at such time, minus the sum of (without duplication):  (i) the aggregate amount by which the
Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration
Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate amount of Unapplied Cash at such time, (iv) the aggregate amount of the Customer Deposits at such time, (v) the credit balance portion of all BBP Receivables at such time, (vi) the aggregate amount by which the
Outstanding Balance of all Eligible Receivables that are Government Receivables exceeds the Government
Receivable Concentration Limit and (vii) the aggregate amount of Finance Charges then due and owing with respect to all Eligible Receivables.

         "Net Worth" means PSE's consolidated stockholders' equity.

         "Non-Renewing Financial Institution" has the meaning set forth in Section 12.3(a).

         "Obligations" shall have the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Original Balance" means, with respect to any Receivable, the Outstanding
Balance of such Receivable on the date it was originated.

         "Originator" means PSE, in its capacity as seller under the Receivables Sale Agreement.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Participant" has the meaning set forth in Section 12.2.

         "Past Due Ratio" means, at any time, a percentage equal to (i) the sum of (a) the aggregate
Outstanding Balance of all Receivables which are greater than 60 days but less than 91 days past due as of the Cutoff Date occurring during the most recently ended Accrual Period and (b) all Charged-Off Receivables written off during such Accrual Period, divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended three Accrual Periods prior to the most recently ended
Accrual Period.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "P.O. Box" means a locked postal box located in a United States post office to which Obligors remit payments of Receivables.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 8,
1995, between PSE, as seller and servicer and the Conservation Trustee on behalf of the Certificateholders
(as defined therein), as the same has been or may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Postal Notice" means a notice from Originator directing the United States post office where any
P.O. Box is located to transfer control of such P.O. Box to the Agent, which notice shall be substantially in the form of Exhibit XII.

         "Pooled Commercial Paper" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial
Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections
13.5 or 13.6.

         "PSE" has the meaning set forth in the preamble hereto.

         "PSE Debt Rating" means, at any time, the rating then assigned by S&P and/or Moody's to PSE's senior unsecured long-term debt securities without third party credit enhancement.

         "Purchase Limit" means $150,000,000.

         "Purchase Notice" has the meaning set forth in Section 1.2.

         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the
amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate
Reserves and the Seller's Interest) on the applicable purchase date over the aggregate outstanding amount of
Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.  Each such undivided percentage interest shall equal:

                                               C
                                            ________
                                             NRB-AR

         where:
         C        =        the Capital of such Purchaser Interest.
         AR       =        the Aggregate Reserves.
         NRB      =        the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase.
Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date.  From and after the Amortization Date, the variable percentage represented by any Purchaser Interest shall be deemed to equal 100%.

         "Purchasers" means Conduit and each Financial Institution.

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by PSE or any Subsidiary pursuant to which PSE or any Subsidiary may sell, convey, pledge or otherwise transfer to a newly-formed Subsidiary or other special purpose entity, or any other Person, any accounts receivable (including chattel paper, instruments and general intangibles) or notes receivable and the rights and certain other property related thereto, provided that (i) all of the terms and conditions of such transaction or series of transactions, including, without limitation, the amount and type of any recourse to PSE or any Subsidiary PSE with respect to the assets transferred, are acceptable to the
Administrative Agent and the Required Lenders (or, if the Credit Agreement is no longer in full force and effect, the Agent and the Required Financial Institutions) and (ii) the Receivables Transaction Attributed
Indebtedness incurred in such transaction or series of transactions does not exceed $175,000,000 at any time outstanding.  For the avoidance of doubt, the transactions contemplated by this Agreement shall constitute a
"Qualified Receivables Transaction."

         "Receivable" means all indebtedness and other obligations arising in connection with the sale of goods or the rendering of services by Originator and which are owed to Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or
Seller (after giving effect to transfers or conveyances under the Receivables Sale Agreement) or in which
Seller or Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, and which are identified on the books and records of Originator or Seller (including its accounting system) with the account code "FERC 142 Account Receivable", and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a
Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, Originator or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

         "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of December
23, 2002, between Originator and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Receivables Transaction Attributed Indebtedness" means, with respect to any Qualified Receivables
Transaction on any date of determination, the unrecovered purchase price on such date of all assets sold, conveyed, pledged or otherwise transferred by PSE or any of its Subsidiaries to the third-party conduit entity or other receivables credit provider under such Qualified Receivables Transaction.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Reinvestment" has the meaning set forth in Section 2.2.

         "Related Entity" means each of Originator and each of its Affiliates and their respective successors.

         "Related Security" means, with respect to any Receivable:

                           (i) all of Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, licensing, financing or lease of which by
         Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                           (iii) all guaranties, letters of credit, insurance, "supporting obligations"
         (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                           (iv) all service contracts and other contracts and agreements associated with such
         Receivable,

                           (v) all Records related to such Receivable,

                           (vi) all of Seller's right, title and interest in, to and under the Receivables
         Sale Agreement,

                           (viii) all of Seller's right, title and interest in and to each Lock-Box, P.O. Box and Collection Account, and any and all agreements related thereto, and

                           (ix) all proceeds of any of the foregoing.

         "Report Completion Date" means the date on which (a) the Servicer shall have furnished to the
Agent, a Monthly Report that is complete in all respects and (b) the Agent and the Servicer have agreed on the form of Weekly Report and Daily Report.

         "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 50% of the Purchase Limit.

         "Required Lenders" means lenders under the Credit Agreement in the aggregate having more than 50%
of the aggregate commitments thereunder or, if the aggregate commitments have been terminated, lenders thereunder in the aggregate holding more than 50% of the aggregate outstanding credit exposure thereunder.

         "Required Notice Period" means the number of days required notice set forth below applicable to the
Aggregate Reduction indicated below:

               Aggregate Reduction                   Required Notice Period
               ------------------------------------------------------------

                =$100,000,000                          two Business Days
                $100,000,000 to $250,000,000           five Business Days

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement),
(iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller's Interest" means, at any time, an amount equal to the product of (i) one minus  the aggregate of the Purchaser Interests, multiplied by (ii) the Net Receivables Balance as such time.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to
Article VIII to service, administer and collect Receivables.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Settlement Date" means (A) (i) if during a Monthly Reporting Period, the date which is two (2) Business Days after a Monthly Report is due, (B) if during a Weekly Reporting Period, the date which is one (1) Business Day after a Weekly Report is due, (C) if during a Daily Reporting Period, the date which is one (1) Business Day after a Daily Report is due, and (B) the last day of the relevant Tranche
Period in respect of each Purchaser Interest of the Financial Institutions.

         "Settlement Period"  means (A) in respect of each Purchaser Interest of Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

         "Significant Subsidiary" means a "significant subsidiary" (as defined in Regulation S-X of the
Securities and Exchange Commission as in effect on the date of this Agreement) of PSE.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a
Subsidiary of Seller.

         "Termination Date" has the meaning set forth in Section 2.2.

         "Termination Percentage" has the meaning set forth in Section 2.2.

         "Terminating Financial Institution" has the meaning set forth in Section 12.3.

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Total Capitalization" means, at any time, the sum of the following for PSE and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (without duplication and excluding minority interests in Subsidiaries):

                  (i)      Net Worth; plus

                  (ii)     the aggregate obligations of PSE with respect to the Trust Preferred Securities;
         plus

                  (iii)    the aggregate outstanding principal amount of all Consolidated Indebtedness; plus

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial
Institution pursuant to the Liquidity Agreement:

                  (a)  if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the
         Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this
         Agreement.  Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b)  if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the
LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day.  In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization
Date, such Tranche Period shall end on the Amortization Date.  The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

         "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables
Sale Agreement, each Collection Account Agreement, the Intercreditor Agreement, the Fee Letter, the
Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

         "Trust Preferred Securities" means (a) the $200,000,000 8.4% Trust Preferred Securities due June
30, 2041 issued by PSE on May 24, 2001 and (b) the $100,000,000 8.231% Trust Preferred Securities due June
1, 2027 issued by PSE on June 6, 1997.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Unapplied Cash" means, at any time, the aggregate amount of
Collections or other cash then held by or for the account of the Servicer, Originator or Seller in respect of the payment of Billed Receivables, but not yet applied to the payment of such Receivables.

         "Unbilled Receivable" means a Receivables in respect of which an invoice addressed to the Obligor thereof has not been sent.

         "Weekly Report" means a report in a form to agreed by the Agent and the Servicer and furnished by the Servicer to the Agent pursuant to Section 8.5.

         "Weekly Reporting Period" means (i) any period during which the PSE Debt Rating shall be lower than
BB+ as rated by S&P and Ba1 as rated by Moody's, but higher than B+ by S&P and B1 by Moody's.

         "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial
Institutions (including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a
Financial Institution pursuant to the Liquidity Agreement), an amount equal to the product of the applicable
Bank Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

         "Yield and Servicer Fee Percentage" means, at any time, an amount equal to the greater of (i) 1.5%
and (ii) the ratio (expressed as a percentage) equal to (a) the product of (x) 1.5, multiplied by (y) the
Prime Rate plus 2.0%, multiplied by (z) the highest three-month average Days Sales Outstanding Ratio over the prior twelve (12) months, divided by (b) 360.

         "Yield and Servicer Fee Reserve" means, at any time, an amount equal to the product of (a) the
Yield and Servicer Fee Percentage, multiplied by (b) the Net Receivables Balance as of the close of business of the Servicer on such date.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                                  EXHIBIT II

                                           FORM OF PURCHASE NOTICE

                                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:        Asset Backed Finance Treasury (Pete Andrews)

                           Re:   PURCHASE NOTICE

Ladies and Gentlemen:

         Reference is hereby made to the Receivables Purchase Agreement, dated as of December 23, 2002, by and among Rainier Receivables, Inc., a Washington corporation (the "Seller"), Puget Sound Energy, Inc., as
Servicer, the Financial Institutions, Jupiter Securitization Corporation ("Conduit"), and Bank One, NA (Main
Office Chicago), as Agent (as amended, restated, supplemented or otherwise modified from time to time, the
"Receivables Purchase Agreement").  Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         The Agent is hereby notified of the following Incremental Purchase:

---------------------------------------------------- -------------------------------------------------

Purchase Price:                                      $
---------------------------------------------------- -------------------------------------------------

Date of Purchase:
---------------------------------------------------- -------------------------------------------------

Requested Bank Rate:                                 [LIBO Rate] [Prime Rate] [Pooled Commercial
                                                     Paper rate]
---------------------------------------------------- -------------------------------------------------

         Please wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )

         Please advise [Name] at telephone no ( ) _________________ if Conduit will not be making this purchase.

         In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the
"Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i)      the representations and warranties of the Seller set forth in Section 5.1 of the
Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

                  (ii)     no event has occurred and is continuing, or would result from the proposed
Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii)    the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum
Purchaser Interest; and

                  (iv)     the amount of Aggregate Capital is $_________ after giving effect to the
Incremental Purchase to be made on the Purchase Date.

                                            Very truly yours,

                                            RAINIER RECEIVABLES, INC.

                                            By:
                                            Name:
                                            Title:

                                                 EXHIBIT III

 PLACES OF BUSINESS OF THE SELLER PARTIES; JURISDICTIONS OF ORGANIZATION; CHIEF EXECUTIVE OFFICES; LOCATIONS
          OF RECORDS; ORGANIZATIONAL NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); OTHER NAMES

--------------------------------------------------------------------------------------------------------

Puget Sound Energy, Inc.

----------------------------------------------------- --------------------------------------------------
Jurisdiction of Organization                          o  WA
----------------------------------------------------- --------------------------------------------------
Chief Executive Office/Principal Place of Business    o  411 108th Ave NE, 15th Floor, Bellevue,
                                                         WA  98004

----------------------------------------------------- --------------------------------------------------
Location(s) of Records                                o  411 108th Ave NE, 15th Floor, Bellevue,
                                                          WA 98004
                                                      o  19900 North Creek Parkway, Bothell, WA
                                                         98012

----------------------------------------------------- --------------------------------------------------
Organizational Number                                 o  179 010 055

----------------------------------------------------- --------------------------------------------------
Federal Employer's Identification Number              o  91-0374630

----------------------------------------------------- --------------------------------------------------
Other Names                                           o  Puget Sound Power & Light Company,
                                                         Washington Energy Company, Washington
                                                         Natural Gas Company, Puget Energy, Inc.
----------------------------------------------------- --------------------------------------------------

--------------------------------------------------------------------------------------------------------

Rainier Receivables, Inc.
----------------------------------------------------- --------------------------------------------------
Jurisdiction of Organization                          o  WA
----------------------------------------------------- --------------------------------------------------
Chief Executive Office/Principal Place of Business    o  411 108th Ave NE, 15th Floor, Bellevue,
                                                         WA  98004
----------------------------------------------------- --------------------------------------------------
Location(s) of Records                                o  411 108th Ave NE, 15th Floor, Bellevue,
                                                         WA 98004
                                                      o  19900 North Creek Parkway, Bothell, WA
                                                         98012
----------------------------------------------------- --------------------------------------------------
Organizational Number                                 o  602-256-798

----------------------------------------------------- --------------------------------------------------
Federal Employer's Identification Number              o  55-0809952
----------------------------------------------------- --------------------------------------------------
Other Names                                           o  None
----------------------------------------------------- --------------------------------------------------

                                                  EXHIBIT IV

                                NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

                                                  EXHIBIT IV
                                NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

---------------------------------------------------------- -------------------------------------------------------
                    Lock-Box/P.O. Box                                    Related Collection Account
---------------------------------------------------------- -------------------------------------------------------
    P.O. Box No. 91269 at the U.S. Post Office branch       Union Bank of California Account no. 4430000808 for
     located at 103 rd Avenue NE, Bellevue, WA 98004                  receipts from Payment Processing
---------------------------------------------------------- -------------------------------------------------------
                           N/A                              Union Bank of California Account no. 4430000816 for
                                                                  receipts from Bill Payment Consolidator
---------------------------------------------------------- -------------------------------------------------------
                           N/A                              Key Bank Account no. 479681024614 for receipts from
                                                                            UBOC accounts above
---------------------------------------------------------- -------------------------------------------------------
                                                            Key Bank Account no. 479681024622 for receipts from
                           N/A                                             Customer Direct Debits
---------------------------------------------------------- -------------------------------------------------------
                                                            Key Bank Account no. 479681024655 for receipts from
                           N/A                                           Customer Internet Payments
---------------------------------------------------------- -------------------------------------------------------
                           N/A                              Key Bank Account no. 479681024663 for receipts from
                                                                       Customer Credit Card Payments
---------------------------------------------------------- -------------------------------------------------------

                                                  EXHIBIT V

                                        FORM OF COMPLIANCE CERTIFICATE

To:  Bank One, NA (Main Office Chicago), as Agent

         This Compliance Certificate is furnished pursuant to that certain  Receivables Purchase Agreement dated as of December 23, 2002, by and among Rainier Receivables, Inc. (the "Seller"), Puget Sound Energy,
Inc. (the "Servicer"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the
"Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected ___________of [Insert name of applicable entity] (the "Applicable Party").

         2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Applicable Party and its
Subsidiaries during the accounting period covered by the attached financial statements.

         3.  The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization
Event, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 4 below.

         4.  Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Applicable
Party has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

         5.  As of the date hereof, the jurisdiction of organization of Seller is [Insert State], the jurisdiction of organization of the Servicer is [Insert State], each of Seller and the Servicer is a
"registered organization" (within the meaning of Section 9-102 of the UCC in effect in [Insert State]) and neither Seller nor the Servicer has changed its jurisdiction of organization since the date of the Agreement.

         The foregoing certifications, together with the financial statements delivered with this
Certificate in support hereof, are made and delivered this __day of _______, ___.

                                                  EXHIBIT VI

                                     FORM OF COLLECTION ACCOUNT AGREEMENT

                                               [TO COME]

                                                 EXHIBIT VII

                                         FORM OF ASSIGNMENT AGREEMENT

                           THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the
___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________
("Assignee").

                                            PRELIMINARY STATEMENTS

                  A.       This Assignment Agreement is being executed and delivered in accordance with
Section 12.1(b) of that certain Receivables Purchase Agreement dated as of December 23, 2002, by and among
Rainier Receivables, Inc., Puget Sound Energy, Inc., as Servicer, Jupiter Securitization Corporation, Bank
One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").  Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the
Purchase Agreement.

                  B.       Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

                  C.       Assignor is selling and assigning to Assignee an undivided ____________% (the
"Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the
Capital of Assignor's Purchaser Interests as set forth herein.

         AGREEMENT

                  The parties hereto hereby agree as follows:

                  1.       The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole and absolute discretion) following the date on which a notice substantially in the form of Schedule
II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit, Assignor and
Assignee.  From and after the Effective Date, Assignee shall be a Financial Institution party to the
Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                  2.       If Assignor has no outstanding Capital under the Purchase Agreement, on the
Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of
Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase
Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Article I of the Purchase Agreement and under the Liquidity Agreement.

                  3.       If Assignor has any outstanding Capital under the Purchase Agreement, at or before
12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of
Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital");
(ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii)
accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date;
whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's
Commitment and the Assignee's Capital (if applicable) and all related rights and obligations under the
Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Article I of the Purchase Agreement and under the Liquidity
Agreement.

                  4.       Concurrently with the execution and delivery hereof, Assignor will provide to
Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the
Purchase Agreement.

                  5.       Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6.       By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent, Conduit and the other Financial Institutions as follows:
(a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral;
(b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Seller Party, any Obligor, any Affiliate of any Seller Party or the performance or observance by any Seller Party, any Obligor or any Affiliate of any Seller Party of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d)
Assignee will, independently and without reliance upon the Agent, Conduit, any Seller Party or any other
Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase
Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the
Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the
Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial
Institution or, when applicable, as a Purchaser.

                  7.       Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation,
Sections 1.1, 4.1, 13.1 and 14.6 thereof.

                  8.       Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

                  9.       THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF ILLINOIS.

                  10.  Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United
States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                            [ASSIGNOR]

                                            By:
                                            Title:

                                            [ASSIGNEE]

                                            By:
                                            Title:

                                      SCHEDULE I TO ASSIGNMENT AGREEMENT

                                      LIST OF LENDING OFFICES, ADDRESSES
                                      FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage:    ________%

----------------- ---------------------- -------------------- ------------------- --------------------

                           A-1                   A-2                 B-1                  B-2
----------------- ---------------------- -------------------- ------------------- --------------------
Assignor               Commitment            Commitment          Outstanding       Ratable Share of
                    (prior to giving        (after giving          Capital        Outstanding Capital
                      effect to the         effect to the          (if any)
                  Assignment Agreement)      Assignment
                                             Agreement)
----------------- ---------------------- -------------------- ------------------- --------------------

----------------- ---------------------- -------------------- ------------------- --------------------

------------------ --------------------- -------------------- ------------------- --------------------

                                                 A-2                 B-1                  B-2
------------------ --------------------- -------------------- ------------------- --------------------
    Assignee                                 Commitment          Outstanding       Ratable Share of
                                            (after giving          Capital        Outstanding Capital
                                            effect to the          (if any)
                                             Assignment
                                             Agreement)
------------------ --------------------- -------------------- ------------------- --------------------

------------------ --------------------- -------------------- ------------------- --------------------

Address for Notices
-------------------

Attention:
Phone:
Fax:

                                     SCHEDULE II TO ASSIGNMENT AGREEMENT

                                               EFFECTIVE NOTICE

TO:________________________, Assignor
         ________________________
         ________________________
         ________________________

TO:________________________, Assignee
         ________________________
         ________________________
         ________________________

                  The undersigned, as Agent under the Receivables Purchase Agreement dated as of December 23,
2002, by and among Rainier Receivables, Inc., a Washington corporation, Puget Sound Energy, Inc., as
Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the
Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed
Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and
__________________, as Assignee.  Terms defined in such Assignment Agreement are used herein as therein defined.

                  1.       Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

                  2.       Conduit hereby consents to the Assignment Agreement as required by Section 12.1(b)
of the Purchase Agreement.

                  [3.      Pursuant to such Assignment Agreement, the Assignee is required to pay
$____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                            Very truly yours,

                                            BANK ONE, NA (MAIN OFFICE CHICAGO),
                                            individually and as Agent

                                            By:__________________________

                                            Title:_______________________

                                            JUPITER SECURITIZATION
                                            CORPORATION

                                            By: ____________________________
                                            Authorized Signatory

                                                 EXHIBIT VIII

                                         CREDIT AND COLLECTION POLICY

                                 See Exhibit V to Receivables Sale Agreement

                                                  EXHIBIT IX

                                           [INTENTIONALLY OMITTED]

                                                 See Attached

                                                  EXHIBIT X

                                            FORM OF MONTHLY REPORT

                                                See Attached.

                                                  EXHIBIT XI

                                           FORM OF REDUCTION NOTICE

Attention:  Asset Backed Finance Treasury (Pete Andrews)

                  Re: REDUCTION NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of December 23, 2002, by and among
Rainier Receivables, Inc., a Washington corporation (the "Seller"),
Puget Sound Energy, Inc., as Servicer, the Financial Institutions, Jupiter Securitization Corporation
("Company"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement").
Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase
Agreement.

The Agent is hereby notified of the following Aggregate Reduction:

Aggregate Reduction Amount: $____________________

Date of Aggregate Reduction: _____________________

Aggregate Reduction Amount will be made in available funds (by 12:00 NOON CST) to:

Jupiter Securitization Corporation
Account #:  5948118
Bank One N.A.
Chicago, IL. 60670
ABA# 071000013
Reference: Rainier Receivables, Inc.

The amount of Aggregate Capital is $ ________________________________after giving effect to the Aggregate
Reduction to be made on the Aggregate Reduction Date.

                                                     Very truly yours,

                                                     Rainier Receivables, Inc.

                                                     By:________________________________
                                                     Name:
                                                     Title:

                                                  SCHEDULE A

                                    COMMITMENTS OF FINANCIAL INSTITUTIONS

---------------------------------------------------- -------------------------------------------------

               Financial Institution                                    Commitment
---------------------------------------------------- -------------------------------------------------

Bank One, NA (Main Office Chicago)                                     $153,000,000
---------------------------------------------------- -------------------------------------------------

                                                  SCHEDULE B

                                    DOCUMENTS TO BE DELIVERED TO THE AGENT
                               ON OR PRIOR TO THE INITIAL INCREMENTAL PURCHASE

PART I: Documents to be Delivered in Connection with the Receivables Sale Agreement

1.       Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2.       Copy of the Resolutions of the Board of Directors of Originator certified by its Secretary, authorizing Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

3.       Articles or Certificate of Incorporation of Originator certified by the Secretary of State of the jurisdiction of incorporation of Originator on or within thirty (30) days prior to the initial
         Purchase (as defined in the Receivables Sale Agreement).

4.       Good Standing Certificates for Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

         ------------------------------------------- -------------------------------------------------

         Jurisdiction of Organization                Locations of Material Operations
         ------------------------------------------- -------------------------------------------------

         Washington                                  Washington
         ------------------------------------------- -------------------------------------------------

5.       A certificate of the Secretary of Originator, dated as of the date hereof, certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Receivables Sale
         Agreement and any other documents to be delivered by it thereunder and (ii) a copy of  Originator's
         By-Laws.

6.       Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator
         (including former names, trade names or other names and names of any entity merged into Originator)
         from each of the jurisdictions listed in item 4 above and any other jurisdiction reasonably requested by the Agent.

7.       Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

8.       Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security
         previously granted by Originator.

9.       Executed Collection Account Agreements for each Lock-Box. P.O. Box and Collection Account.

10.      A favorable opinion of legal counsel for Originator reasonably acceptable, in form and substance, to Seller (or its assigns) which addresses the following matters and such other matters as Seller
         (or its assigns) may reasonably request:

                  --       Originator is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  --       Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Originator's business.

                  --       Originator has all requisite power and authority to execute, deliver and perform all of its obligations under the Receivables Sale Agreement and each other
                           Transaction Document to which it is a party.

                  --       The execution and delivery by Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Originator and will not:

                           (a)      require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b)      contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Originator; or

                           (c)      result in the creation or imposition of any Adverse Claim on assets of
                                    Originator or any of its Subsidiaries (except as contemplated by the
                                    Receivables Sale Agreement).

                  --       The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legal, valid, and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors'
                           rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --       The provisions of the Receivables Sale Agreement are sufficient to constitute authorization by Originator for the filing of the financing statements required under the Receivables Sale Agreement.

                  --       The financing statements include not only all of the types of information required by Section 9-502(a) of the Washington UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the Washington UCC.

                  --       For the purposes of the Washington UCC, Originator is a "registered organization".

                  --       The provisions of the Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables and upon the filing of financing statements, Seller shall acquire a first priority, perfected security interest in such Receivables.

                  --       To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against Originator or any Affiliate of Originator, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Receivables Sale
                           Agreement.

11.      A "true sale" opinion and "substantive consolidation" opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement, in form and substance satisfactory to Seller and the Agent.

12.      Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables
         Sale Agreement.

13.      Executed copies of the Subordinated Note (as defined in the Receivables Sale Agreement) by Seller in favor of Originator.

14.      A direction letter executed by Originator authorizing Seller (and its assignees) and directing warehousemen to allow Seller (and its assignees) to inspect and make copies from Originator's books and records maintained at off-site data processing or storage facilities.

PART II:  Documents to Be Delivered in Connection with the Agreement

1.       Executed copies of the Agreement, duly executed by the parties thereto.

2.       Copy of the Resolutions of the Board of Directors of each Seller Party certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

3.       Articles or Certificate of Incorporation of each Seller Party and certified by the Secretary of
         State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial
         Incremental Purchase.

4.       Good Standing Certificates for each Seller Party issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

         -------------------------- -------------------------------- -------------------------------

         Seller Party               Jurisdiction of Organization     Locations of Material
                                                                     Operations
         -------------------------- -------------------------------- -------------------------------
         Seller                     Washington                       Washington
         -------------------------- -------------------------------- -------------------------------
         Servicer                   Washington                       Washington
         -------------------------- -------------------------------- -------------------------------

5.       A certificate of the Secretary of each Seller Party, dated as of the date hereof, certifying (i)
         the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

6.       Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Seller
         Party from the following jurisdictions:

a.       Seller:
b.       Servicer:

7.       Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Incremental Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

8.       Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security
         previously granted by Seller.

9.       Executed copies of Collection Account Agreements for each Lock-Box, P.O. Box and Collection Account.

10.      Executed copies of the Intercreditor Agreement, duly executed by each of the parties thereto.

11.      A favorable opinion of legal counsel for the Seller Parties reasonably acceptable, in form and substance, to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  --       Each Seller Party is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  --       Each Seller Party has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person's business.

                  --       Each Seller Party has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement and each other Transaction
                           Document to which it is a party.

                  --       The execution and delivery by each Seller Party of this Agreement and each other
                           Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:

                           (a)      require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b)      contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

                           (c)      result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this
                                    Agreement).

                  --       This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --       The provisions of this Agreement are sufficient to constitute authorization by
                           Seller for the filing of the financing statements required under this Agreement.

                  --       The financing statements include not only all of the types of information required by Section 9-502(a) of the Washington UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the Washington UCC.

                  --       For the purposes of the Washington UCC, Seller is a "registered organization".

                  --       The provisions of the Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the
                           Purchasers shall acquire a first priority, perfected security interest in such
                           Receivables.

                  --       To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such
                           Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction
                           Document to which it is a party.

12.      If requested by Conduit or the Agent, a favorable opinion of legal counsel for each Financial
         Institution, reasonably acceptable to the Agent which addresses the following matters:

                  --       This Agreement has been duly authorized by all necessary corporate action of such
                           Financial Institution.

                  --       This Agreement has been duly executed and delivered by such Financial Institution and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such
                           Financial Institution, enforceable against such Financial Institution in accordance with its terms.

13.      A Compliance Certificate.

14.      The Fee Letter.

15.      A Monthly Report as at the last day of the calendar month immediately prior to the initial
         Incremental Purchase.

16.      Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

17.      A direction letter executed by Seller and the Servicer authorizing the Agent and Conduit, and directing warehousemen to allow the Agent and Conduit to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.

18.      For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or
         W-8ECI, certifying in either case that such Purchaser is entitled to receive payments under the
         Agreement without deduction or withholding of any United States federal income taxes.

19.      Executed Purchase Notice.

                                                  SCHEDULE C

                                                 CUTOFF DATES

                                                  SCHEDULE D

                                                  LITIGATION

                                                    None.

                                              TABLE OF CONTENTS
                                                                                                          Page

ARTICLE IPURCHASE ARRANGEMENTS
                           Section 1.1..............................................Purchase Facility

                           Section 1.2......................................................Increases

                           Section 1.3......................................................Decreases

                           Section 1.4...........................................Payment Requirements

ARTICLE IIPAYMENTS AND COLLECTIONS
                           Section 2.1.......................................................Payments

                           Section 2.2..............................Collections Prior to Amortization

                           Section 2.3.............................Collections Following Amortization

                           Section 2.4.....................................Application of Collections

                           Section 2.5.............................................Payment Rescission

                           Section 2.6.................................Maximum Purchaser Interests.

ARTICLE IIICONDUIT FUNDING
                           Section 3.1.......................................................CP Costs

                           Section 3.2..............................................CP Costs Payments

                           Section 3.3........................................Calculation of CP Costs

ARTICLE IVFINANCIAL INSTITUTION FUNDING
                           Section 4.1..................................Financial Institution Funding

                           Section 4.2.................................................Yield Payments

                           Section 4.3..................Selection and Continuation of Tranche Periods

                           Section 4.4...............................Financial Institution Bank Rates

                           Section 4.5....................................Suspension of the LIBO Rate

ARTICLE VREPRESENTATIONS AND WARRANTIES
                           Section 5.1...........Representations and Warranties of The Seller Parties

                           Section 5.2...........Financial Institution Representations and Warranties

ARTICLE VICONDITIONS OF PURCHASES
                           Section 6.1...........Conditions Precedent to Initial Incremental Purchase

                           Section 6.2........Conditions Precedent to All Purchases and Reinvestments

ARTICLE VIICOVENANTS
                           Section 7.1....................Affirmative Covenants of The Seller Parties

                           Section 7.2.......................Negative Covenants of The Seller Parties

ARTICLE VIIIADMINISTRATION AND COLLECTION
                           Section 8.1........................................Designation of Servicer

                           Section 8.2.............................................Duties of Servicer

                           Section 8.3.............................................Collection Notices

                           Section 8.4.....................................Responsibilities of Seller

                           Section 8.5........................................................Reports

                           Section 8.6.................................................Servicing Fees

ARTICLE IXAMORTIZATION EVENTS
                           Section 9.1............................................Amortization Events

                           Section 9.2.......................................................Remedies

ARTICLE XINDEMNIFICATION
                           Section 10.1.............................Indemnities by The Seller Parties

                           Section 10.2.............................Increased Cost and Reduced Return

                           Section 10.3......................................Other Costs and Expenses

ARTICLE XITHE AGENT
                           Section 11.1......................................Authorization and Action

                           Section 11.2..........................................Delegation of Duties

                           Section 11.3........................................Exculpatory Provisions

                           Section 11.4.............................................Reliance by Agent

                           Section 11.5....................Non-Reliance on Agent and Other Purchasers

                           Section 11.6.............................Reimbursement and Indemnification

                           Section 11.7..............................Agent in its Individual Capacity

                           Section 11.8...............................................Successor Agent

ARTICLE XIIASSIGNMENTS; PARTICIPATIONS
                           Section 12.1...................................................Assignments

                           Section 12.2................................................Participations

ARTICLE XIVMISCELLANEOUS
                           Section 14.1........................................Waivers and Amendments

                           Section 14.2.......................................................Notices

                           Section 14.3..............................................Ratable Payments

                           Section 14.4...........Protection of Ownership Interests of the Purchasers

                           Section 14.5...............................................Confidentiality

                           Section 14.6...........................................Bankruptcy Petition

                           Section 14.7.......................................Limitation of Liability

                           Section 14.8.................................................CHOICE OF LAW

                           Section 14.9.......................................CONSENT TO JURISDICTION

                           Section 14.10.........................................WAIVER OF JURY TRIAL

                           Section 14.11...............Integration; Binding Effect; Survival of Terms

                           Section 14.12...............Counterparts; Severability; Section References

                           Section 14.13...............................................Bank One Roles

                           Section 14.14.............................................Characterization